Exhibit 99.1

First Security Group, Inc. Reports First Quarter 2006 Net Income of $2.5 Million, Up 123.7 Percent

CHATTANOOGA, Tenn., April 25, 2006 (PRIMEZONE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and eastern Tennessee and northern Georgia, today reported results for the first quarter of 2006.

 -- Net income for the first quarter of 2006 was $2.5 million, an increase of 123.7% over net income for the first quarter of 2005.

 -- Diluted net income per share was $0.14 for the first quarter of 2006, an increase of 55.6% over per share income in the prior-year period. Per share results were impacted by the 37.4%
    increase in average diluted shares as the result of a third quarter 2005 public stock offering.

 -- Total assets grew 33.1% over the last twelve months to
    $1.1 billion, of which $77.6 million, or 9.7%, was organic.

 -- Asset quality is strong and continues to improve, with annualized net charge-offs reduced to 0.28% this quarter, and non-performing assets plus delinquencies at 0.51% of total assets, down from 0.34%
    and 0.56%, respectively, at year-end 2005.

 -- Total revenue increased 32.6% over the prior year, to
    $14.2 million.

Rodger B. Holley, Chairman, President and CEO of First Security, commented, "Our strong performance in the first quarter was driven by loan portfolio growth and an improving net interest margin, both of which contributed to our expanding revenue stream. We see revenue growth continuing into 2006 based on our hometown banking philosophy and broad range of financial products. We see numerous opportunities in our new Cookeville market, as well as in existing markets as we open additional de novo branches, and mature as a company."

Net income for the first quarter of 2006 was $2.5 million, an increase of 123.7 percent above the $1.1 million reported for the prior-year period. Diluted net income per share was $0.14 compared with $0.09 reported for the 2005 first quarter, an increase of 55.6 percent. Results reflect exceptional revenue growth from a combination of acquisition and organic loan growth, an expanding net interest margin, and growing fee income. Per share results also reflect the impact of First Security's stock offering of 4.9 million shares in the third quarter of 2005; average diluted shares for the first quarter of 2006 increased by 4,860,000, or 37.4 percent, above last year's first quarter.

Total revenue, comprised of net interest income and non-interest income, was $14.2 million for the first quarter of 2006, an increase of 32.6 percent over the $10.7 million reported for the first quarter of 2005. Net interest income increased 30.7 percent over the prior-year period, reaching $11.8 million; year-over-year growth reflects the combination of a 28.6 percent increase in average earning assets and an eight basis point improvement in the net interest margin to 5.27 percent. Compared with the previous quarter, the first quarter margin improved by 21 basis points, from 5.06 percent. Mr. Holley noted the Company's success at maintaining a strong, stable net interest margin, which has remained within a narrow 21 basis point band over the last five quarters.

Non-interest income for first quarter of 2006 was $2.4 million, a 42.7 percent increase above the $1.7 million earned in the first quarter of 2005. Of this $729,000 increase, Jackson Bank & Trust accounted for $325,000, primarily NSF fees. First Security accounted for the remaining $404,000 of fee income, an increase of 23.7 percent. The major contributors to First Security's organic growth were BOLI income (up $197,000), trust fees (up $57,000), and overdraft charges (up $53,000).

Non-interest expense for the first quarter was $10.0 million, an increase of $2.1 million, or 26.0 percent, over the $8.0 million incurred in the first quarter of 2005. The increase primarily reflects additional investment to support corporate growth and the inclusion of $1.1 million of Jackson Bank expenses. Excluding Jackson Bank, expenses rose $924,000 or 11.6 percent. Company-wide, salaries and benefits increased $1.0 million or 22.6 percent year over year; the largest contributor was the inclusion of Jackson Bank. FTE employees were 361 at quarter-end, 38 of which are with Jackson Bank. Excluding the 38 Jackson employees, First Security reduced its total workforce by three employees despite the opening of two de novo branches in the 2005 fourth quarter. The core efficiency ratio improved to 66.07 percent for the first quarter of 2006 compared with 71.31 percent for the prior-year period.

"One of our most important priorities is maintaining and continuing to improve asset quality," Mr. Holley noted, "and the results of our efforts have been impressive. All credit quality indicators are trending in the right direction, and I believe this will continue." Net charge-offs were $531,000, or 0.28 percent of average loans on an annualized basis, compared with $641,000, or 0.34 percent of average loans for the linked quarter, and $589,000, or 0.39 percent of average loans for the first quarter of 2005. Non-performing assets plus delinquencies declined to $5.4 million or 0.51 percent of total assets at March 31, 2006, compared with $5.8 million or 0.56 percent of total assets at December 31, 2005, and $6.8 million or 0.86 percent of total assets twelve months ago. Loan loss reserves were 1.32 percent of total loans at March 31, 2006.

Total assets were $1.1 billion at March 31, 2006, an increase of $264.2 million, or 33.1 percent, above year-earlier levels. Loan growth was $152.2 million, or 24.8 percent, over the twelve-month period, with Jackson Bank contributing approximately $104.3 million, or 68.5 percent, of this growth. On an organic basis, loan growth within FSGBank's franchise was $47.9 million, or 7.8 percent, year over year. The loan categories with the largest increases over the past twelve months were residential mortgage loans, up $65.7 million or 44.1 percent, to $214.8 million, most of which was acquired with Jackson Bank, and construction/land development loans, up $51.4 million or 58.1 percent, to $139.8 million, with the majority of the increase coming from the Knoxville market. Commercial real estate increased $16.9 million or 12.1 percent, to $157.1 million.

Since year-end 2005, loans grew $18.0 million or 2.4 percent (9.6 percent annualized), all of which was organic. Construction and land development accounted for $11.5 million of this growth, up 9.0 percent (36.0 percent annualized), while consumer loans, up $3.0 million or 4.4 percent (17.6 percent annualized), were another strong category; over 50% of the consumer loan increase was derived from private banking activities.

Deposits were $882.5 million at the end of first quarter, up $214.1 million, or 32.0 percent; Jackson Bank contributed approximately $140.2 million, or 65.5 percent, of total deposit growth. At March 31, 2006, core deposits (demand, savings, money market and retail time deposits) were $624.5 million, up 29.4 percent year over year. At period-end, they comprised 70.8 percent of total deposits compared with 72.2 percent of deposits twelve months ago. Since year-end 2005, deposits increased 2.4 percent (9.6 percent annualized), of which $8.7 million consisted of core deposits, which grew 1.4 percent (5.6 percent annualized). Brokered deposits, primarily used to match fund First Security's leasing portfolio, were $86.2 million, or 9.8 percent of the deposit portfolio.

Shareholders' equity at March 31, 2006 was $138.1 million, a twelve-month increase of $51.5 million, or 59.5 percent. The majority of this increase reflects $44.7 million in proceeds from the issuance of 4.9 million shares during the 2005 third quarter. Total shares outstanding at quarter-end were 17,574,000. First Security's tangible leverage ratio at quarter-end was 10.3 percent. Mr. Holley concluded, "We are off to a good start for the year, and our outlook for 2006 remains very positive. By growing our geographic and business franchise while producing greater operating earnings, we continue to build value for our shareholders."

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Tuesday, April 25 at 3:00 PM Eastern Time to discuss first quarter results. The web cast can be accessed live on the Company's website, www.FSGBank.com, on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on the Company's website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, TN with $1.1 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 37 full-service banking offices along the interstate corridors of middle and eastern Tennessee and northern Georgia. In Dalton, GA, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, asset-based lending, financial planning, Internet banking (www.FSGBank.com ) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

The First Security Group, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1833

                       First Security Group, Inc
                   Consolidated Financial Highlights
                              (Unaudited)

         (Amounts in thousands, except per share amounts and
                    full-time equivalent employees)
 --------------------------------------------------------------------
                           1st Quarter    4th Quarter     3rd Quarter
                               2006          2005             2005
                           -----------    -----------     -----------
 Earnings:
 Net interest income       $    11,765    $    11,609     $    10,391
 Provision for
  loan losses              $       543    $       243     $       693
 Non-interest income       $     2,436    $     2,364     $     2,388
 Non-interest expense      $    10,039    $    10,041     $     9,154
 Net income, before
  extraordinary items      $     2,474    $     2,472     $     1,923
 Extraordinary items,
  net of tax               $        --    $      (210)    $     2,385
 Net income                $     2,474    $     2,262     $     4,308

 Earnings - Normalized
 Non-interest income,
  adjusted (b)             $     2,436    $     2,364     $     2,388
 Non-interest expense,
  adjusted (b)             $    10,039    $     9,845     $     8,651
 Net operating income,
  net of tax (b)           $     2,474    $     2,605     $     2,265

 Per Share Data:
 Net income before
  extraordinary items,
  basic                    $      0.14    $      0.14     $      0.13
 Net income, basic         $      0.14    $      0.13     $      0.28
 Net income before
  extraordinary items,
  diluted                  $      0.14    $      0.14     $      0.12
 Net income, diluted       $      0.14    $      0.13     $      0.28
 Cash dividends declared   $      0.03    $      0.03     $        --
 Book value                $      7.86    $      7.84     $      7.84
 Tangible book value       $      6.04    $      6.00     $      6.14

 Per Share Data
  - Normalized:
 Net operating income,
  basic (b)                $      0.14    $      0.15     $      0.15
 Net operating income,
  diluted (b)              $      0.14    $      0.15     $      0.14

 Performance Ratios:
 Return on average
  assets (a)                      0.95%          0.95%           0.84%
 Return on average
  equity (a)                      7.11%          7.17%           6.76%
 Return on average
  tangible assets (a)             0.98%          0.98%           0.86%
 Return on average
  tangible equity (a)             9.21%          9.33%           8.20%
 Net interest margin,
  taxable equivalent              5.27%          5.06%           5.11%
 Efficiency ratio (a)            70.69%         71.86%          71.63%
 Non-interest income
  to net interest
  income and non-
  interest income (a)            17.15%         16.92%          18.69%

 Performance Ratios
  - Normalized
 Operating return on
  average assets (b)              0.95%          1.00%           0.99%
 Operating return on
  average equity (b)              7.11%          7.55%           7.96%
 Operating return on
  average tangible
  assets (b)                      0.98%          1.03%           1.01%
 Operating return on
  average tangible
  equity (b)                      9.21%          9.83%           9.66%
 Core efficiency
  ratio (a)(c)                   66.07%         62.35%          64.47%
 Non-interest income,
  adjusted to net
  interest income and
  non-interest income,
  adjusted (b)                   17.15%         16.92%          18.69%

 Capital & Liquidity:
 Total equity to
  total assets                   13.01%         13.30%          13.00%
 Tangible equity to
  tangible assets                10.30%         10.51%          10.47%
 Total loans to
  total deposits                 86.87%         86.90%          86.91%

 Asset Quality:
 Net charge-offs           $       531    $       641     $       600
 Net loans charged-off
  to average loans,
  annualized                      0.28%          0.34%           0.36%
 Non-accrual loans         $     1,119    $     1,314     $     1,114
 Other real estate owned   $     2,110    $     1,552     $     1,394
 Repossessed assets        $     1,251    $     1,891     $     2,037
 Non-performing
  assets (NPA)             $     4,480    $     4,757     $     4,545
 NPA to total assets              0.42%          0.46%           0.43%
 Loans 90 days past due    $       904    $     1,042     $     2,905
 NPA + loans 90 days
  past due to total
  assets                          0.51%          0.56%           0.70%
 Allowance for loan
  losses to total
  loans                           1.32%          1.35%           1.42%
 Allowance for loan
  losses to NPA                 225.51%        212.76%         231.44%

 Period End Balances:
 Total loans               $   766,622    $   748,659     $   742,250
 Intangible assets         $    32,026    $    32,463     $    30,026
 Total assets              $ 1,062,009    $ 1,040,692     $ 1,061,999
 Deposits                  $   882,492    $   861,507     $   854,076
 Stockholders' equity      $   138,141    $   138,389     $   138,044
 Common stock market
  capitalization           $   194,193    $   171,950     $   171,610
 Full-time equivalent
  employees                        361            358             361
 Common shares
  outstanding - basic           17,574         17,654          17,601
 Common shares
  outstanding - diluted         17,934         17,942          17,909

 Average Balances:
 Loans                     $   753,872    $   744,411     $   668,040
 Intangible assets         $    31,784    $    31,946     $    20,113
 Total earning assets      $   924,752    $   929,063     $   821,480
 Total assets              $ 1,043,280    $ 1,044,501     $   915,065
 Deposits                  $   860,499    $   855,158     $   748,603
 Stockholders' equity      $   139,281    $   137,964     $   113,867
 Shares outstanding,
  basic                         17,489         17,603          15,353
 Shares outstanding,
  diluted                       17,852         17,908          15,661

                                           2nd Quarter     1st Quarter
                                               2005           2005
                                             --------       --------
 Earnings:
 Net interest income                         $  9,440       $  9,001
 Provision for loan losses                   $    843       $  1,143
 Non-interest income                         $  2,388       $  1,707
 Non-interest expense                        $  8,212       $  7,966
 Net income, before extraordinary items      $  1,895       $  1,106
 Extraordinary items, net of tax             $     --       $     --
 Net income                                  $  1,895       $  1,106

 Earnings - Normalized
 Non-interest income,
  adjusted (b)                               $  1,961       $  1,707
 Non-interest expense,
  adjusted (b)                               $  7,974       $  7,966
 Net operating income,
  net of tax (b)                             $  1,766       $  1,106

 Per Share Data:
 Net income before extraordinary
  items, basic                               $   0.15       $   0.09
 Net income, basic                           $   0.15       $   0.09
 Net income before extraordinary
  items, diluted                             $   0.15       $   0.09
 Net income, diluted                         $   0.15       $   0.09
 Cash dividends declared                     $     --       $     --
 Book value                                  $   7.01       $   6.81
 Tangible book value                         $   5.83       $   5.62

 Per Share Data - Normalized:
 Net operating income, basic (b)             $   0.14       $   0.09
 Net operating income, diluted (b)           $   0.14       $   0.09

 Performance Ratios:
 Return on average assets (a)                    0.93%          0.57%
 Return on average equity (a)                    8.57%          5.13%
 Return on average tangible assets (a)           0.95%          0.58%
 Return on average tangible equity (a)          10.32%          6.22%
 Net interest margin, taxable equivalent         5.22%          5.19%
 Efficiency ratio (a)                           69.43%         74.39%
 Non-interest income to net interest
  income and non-interest income (a)            20.19%         15.94%

 Performance Ratios - Normalized
 Operating return on average assets (b)          0.87%          0.57%
 Operating return on average equity (b)          7.99%          5.13%
 Operating return on average
  tangible assets (b)                            0.89%          0.58%
 Operating return on average
  tangible equity (b)                            9.62%          6.22%
 Core efficiency ratio (a)(c)                   68.60%         71.31%
 Non-interest income, adjusted to net
  interest income and non-interest
  income, adjusted (b)                          17.20%         15.94%

 Capital & Liquidity:
 Total equity to total assets                   10.73%         10.86%
 Tangible equity to tangible assets              9.10%          9.14%
 Total loans to total deposits                  88.13%         91.93%

 Asset Quality:
 Net charge-offs                             $    544       $    589
 Net loans charged-off to average loans,
  annualized                                     0.35%          0.39%
 Non-accrual loans                           $  1,226       $  1,794
 Other real estate owned                     $  1,813       $  1,547
 Repossessed assets                          $  2,716       $  2,828
 Non-performing assets (NPA)                 $  5,755       $  6,169
 NPA to total assets                             0.69%          0.77%
 Loans 90 days past due                      $    966       $    666
 NPA + loans 90 days past due to
  total assets                                   0.81%          0.86%
 Allowance for loan losses to total loans        1.47%          1.44%
 Allowance for loan losses to NPA              159.25%        143.72%

 Period End Balances:
 Total loans                                 $623,986       $614,417
 Intangible assets                           $ 14,933       $ 15,093
 Total assets                                $831,254       $797,772
 Deposits                                    $708,008       $668,361
 Stockholders' equity                        $ 89,216       $ 86,621
 Common stock market capitalization          $117,790       $117,716
 Full-time equivalent employees                   319            326
 Common shares outstanding - basic             12,734         12,726
 Common shares outstanding - diluted           13,015         12,994

 Average Balances:
 Loans                                       $620,185       $603,152
 Intangible assets                           $ 15,019       $ 15,189
 Total earning assets                        $737,664       $719,123
 Total assets                                $813,172       $780,715
 Deposits                                    $693,037       $651,865
 Stockholders' equity                        $ 88,459       $ 86,286
 Shares outstanding, basic                     12,733         12,722
 Shares outstanding, diluted                   13,014         12,992

 (a) These ratios are calculated using net income, before
     extraordinary items.

 (b) These amounts and ratios are calculated using net operating income (net of tax) which excludes extraordinary items as defined by GAAP and certain non-recurring items. Since these items and their impact on First Security's performance are difficult to predict, management believes presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. Refer to the following non-GAAP reconciliation table for a detail of the non-recurring items.

 (c) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (b) and non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

 First Security Group, Inc. and Subsidiary
 Consolidated Income Statements
 (Unaudited)
                                                    Three Months Ended
                                                          March 31,
                                                     -----------------
 (in thousands, except per share amounts)             2006      2005
 ---------------------------------------------------------------------
 INTEREST INCOME
  Loans, including fees                              $15,619   $10,923
  Debt Securities -taxable                             1,277       774
  Debt Securities -non-taxable                           381       240
  Other                                                  145        51
                                                     -----------------
   Total Interest Income                              17,422    11,988
                                                     -----------------
 INTEREST EXPENSE
  Interest Bearing Demand Deposits                       159        57
  Savings Deposits and Money Market Accounts             644       428
  Certificates of Deposit of $100 thousand or more     1,650       764
  Certificates of Deposit of less than
   $100 thousand                                       2,200     1,026
  Brokered Certificates of Deposit                       847       557
  Other                                                  157       155
                                                     -----------------
   Total Interest Expense                              5,657     2,987
                                                     -----------------
 NET INTEREST INCOME                                  11,765     9,001
  Provision for Loan Losses                              543     1,143
                                                     -----------------
 NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                     11,222     7,858
                                                     -----------------

 NONINTEREST INCOME
  Service Charges on Deposit Accounts                  1,153       903
  Gain (Loss) on Sales of Available-for-Sale
   Securities, net                                        --        --
  Other                                                1,283       804
                                                     -----------------
   Total Noninterest Income                            2,436     1,707
                                                     -----------------

 NONINTEREST EXPENSES
  Salaries and Employee Benefits                       5,607     4,575
  Expense on Premises and Fixed Assets,
   net of rental income                                1,665     1,318
  Other                                                2,767     2,073
                                                     -----------------
   Total Noninterest Expenses                         10,039     7,966
                                                     -----------------
 INCOME BEFORE INCOME TAX PROVISION                    3,619     1,599
    Income Tax Provision                               1,145       493
                                                     -----------------
 NET INCOME                                          $ 2,474   $ 1,106
                                                     =================
 NET INCOME PER SHARE:
  Net Income Per Share - Basic                       $  0.14   $  0.09
  Net Income Per Share - Diluted                     $  0.14   $  0.09

 First Security Group, Inc. and Subsidiary
 Consolidated Balance Sheets
 (in thousands, except share data)

                                  March 31,   December 31,   March 31,
                                    2006          2005         2005
                                (unaudited)                 (unaudited)
 ---------------------------------------------------------------------
 ASSETS
 Cash and Due from Banks        $   27,824    $   23,917    $   21,131

 Federal Funds Sold and
  Securities Purchased under
  Agreements to Resell              16,800        17,835            --
                                ----------    ----------    ----------
 Cash and Cash Equivalents          44,624        41,752        21,131
                                ----------    ----------    ----------
 Interest-Bearing Deposits
  in Banks                           1,696         1,153         2,834
                                ----------    ----------    ----------
 Securities Available For Sale     157,425       155,993       108,127
                                ----------    ----------    ----------
 Loans Held for Sale                 6,177         4,244         5,766
 Loans                             760,445       744,415       608,651
                                ----------    ----------    ----------
 Total Loans                       766,622       748,659       614,417
 Less: Allowance for Loan Losses    10,103        10,121         8,866
                                ----------    ----------    ----------
                                   756,519       738,538       605,551
                                ----------    ----------    ----------
 Premises and Equipment, net        31,543        31,604        25,977
                                ----------    ----------    ----------
 Goodwill                           26,965        27,032        12,430
                                ----------    ----------    ----------
 Intangible Assets                   5,061         5,431         2,663
                                ----------    ----------    ----------
 Other Assets                       38,176        39,189        19,059
                                ----------    ----------    ----------
 TOTAL ASSETS                   $1,062,009    $1,040,692    $  797,772
                                ==========    ==========    ==========
 LIABILITIES
 Deposits
  Noninterest - Bearing Demand  $  159,441    $  153,278    $  121,103
  Interest -  Bearing Demand        79,117        75,123        56,473
                                ----------    ----------    ----------
                                   238,558       228,401       177,576
                                ----------    ----------    ----------
  Savings and Money Market
   Accounts                        149,176       152,901       146,301
                                ----------    ----------    ----------
  Time Deposits:
  Certificates of Deposit of
   $100 thousand or more           171,733       156,134       111,179
  Certificates of Deposit less
   than $100 thousand              236,801       234,501       158,612
  Brokered Certificates
   of Deposit                       86,224        89,570        74,693
                                ----------    ----------    ----------
                                   494,758       480,205       344,484
                                ----------    ----------    ----------
    Total Deposits                 882,492       861,507       668,361
 Federal Funds Purchased
  and Securities Sold under
  Agreements to Repurchase          19,483        16,894        28,279
 Security Deposits                   4,369         4,094         3,447
 Other Borrowings                    8,147        10,150         2,147
 Other Liabilities                   9,377         9,658         8,917
                                ----------    ----------    ----------
 Total Liabilities                 923,868       902,303       711,151
                                ----------    ----------    ----------
 STOCKHOLDERS' EQUITY
  Common stock - $.01 par value -
   50,000,000 shares authorized;
   17,573,707 issued as of March
   31, 2006; 17,653,833 issued
   as of December 31, 2005;
   12,726,140 issued as of
   March 31, 2005                      122           122            88
  Paid-In Surplus                  121,832       122,545        78,096
  Unallocated ESOP Shares           (1,349)          (91)           --
  Retained Earnings                 19,425        17,392         9,368
  Accumulated Other
   Comprehensive Loss               (1,889)       (1,579)         (931)
                                ----------    ----------    ----------
 Total Stockholders' Equity        138,141       138,389        86,621
                                ----------    ----------    ----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY          $1,062,009    $1,040,692    $  797,772
                                ==========    ==========    ==========

                     Non-GAAP Reconciliation Table

 (Amounts in thousands)
 ---------------------------------------------------------------------
                         1st       4th       3rd       2nd       1st
                       Quarter   Quarter   Quarter   Quarter   Quarter
                         2006      2005      2005      2005      2005
                       -------   -------   -------   -------   -------
 Return on average
  assets                  0.95%     0.95%     0.84%     0.93%     0.57%
   Effect of intangible
    assets                0.03%     0.03%     0.02%     0.02%     0.01%
                       -------   -------   -------   -------   -------
 Return on average
  tangible assets         0.98%     0.98%     0.86%     0.95%     0.58%
                       =======   =======   =======   =======   =======
 Return of average
  equity                  7.11%     7.17%     6.76%     8.57%     5.13%
   Effect of intangible
    assets                2.10%     2.16%     1.44%     1.75%     1.09%
                       -------   -------   -------   -------   -------
 Return on average
  tangible equity         9.21%     9.33%     8.20%    10.32%     6.22%
                       =======   =======   =======   =======   =======
 Return on average
  assets                  0.95%     0.95%     0.84%     0.93%     0.57%
   Effect of non-
    recurring items         --      0.05%     0.15%   -0.06%        --
                       -------   -------   -------   -------   -------
 Operating return on
  average assets          0.95%     1.00%     0.99%     0.87%     0.57%
   Effect of average
    intangible assets     0.03%     0.03%     0.02%     0.02%     0.01%
                       -------   -------   -------   -------   -------
 Operating return on
  average tangible
  assets                  0.98%     1.03%     1.01%     0.89%     0.58%
                       =======   =======   =======   =======   =======
 Return on average
  equity                  7.11%     7.17%     6.76%     8.57%     5.13%
  Effect of non-
   recurring items          --      0.38%     1.20%   -0.58%        --
                       -------   -------   -------   -------   -------
 Operating return on
  average equity          7.11%     7.55%     7.96%     7.99%     5.13%
   Effect on average
    intangible assets     2.10%     2.28%     1.70%     1.63%     1.09%

                       -------   -------   -------   -------   -------
 Operating return on
  average tangible
  equity                  9.21%     9.83%     9.66%     9.62%     6.22%
                       =======   =======   =======   =======   =======
 Total equity to total
  assets                 13.01%    13.30%    13.00%    10.73%    10.86%
   Effect of average
    intangible assets   -2.71%    -2.79%    -2.53%    -1.63%    -1.72%
                       -------   -------   -------   -------   -------
 Tangible equity to
  tangible assets        10.30%    10.51%    10.47%     9.10%     9.14%
                       =======   =======   =======   =======   =======
 Efficiency ratio        70.69%    71.86%    71.63%    69.43%    74.39%
  Effect of non-
   recurring items        0.00%   -1.37%    -3.90%      0.47%     0.00%
  Effect of non-
   cash items            -3.41%    -7.09%    -2.26%    -0.34%    -2.00%
  Effect of net interest
   income, tax
   equivalent
   adjustment            -1.21%    -1.05%    -1.00%    -0.96%    -1.08%
                       -------   -------   -------   -------   -------
 Core efficiency ratio   66.07%    62.35%    64.47%    68.60%    71.31%
                       =======   =======   =======   =======   =======

 Non-interest expense  $10,039   $10,041   $ 9,154   $ 8,212   $ 7,966
  Severance                 --        --      (157)       --        --
  Impairment of long-
   lived assets             --        --      (308)       --        --
  Jackson Bank & Trust
   integration costs
   and other                --      (196)      (38)       --        --
  Reinsurance under-
   writing expense          --        --        --      (238)       --
                       -------   -------   -------   -------   -------
 Non-interest expense,
  adjusted             $10,039   $ 9,845   $ 8,651   $ 7,974   $ 7,966
                       =======   =======   =======   =======   =======
 Non-interest income   $ 2,436   $ 2,364   $ 2,388   $ 2,388   $ 1,707
  Recovery on previously
   disposed repossessed
   asset                    --        --        --      (173)       --
  Reinsurance under-
   writing revenue          --        --        --      (254)       --
                       -------   -------   -------   -------   -------
 Non-interest income,
  adjusted             $ 2,436   $ 2,364   $ 2,388   $ 1,961   $ 1,707
                       =======   =======   =======   =======   =======
 Net income            $ 2,474   $ 2,262   $ 4,308   $ 1,895   $ 1,106
  Extraordinary gain,
   net of tax               --       210    (2,385)       --        --
  Non-recurring expenses
   (income), net of tax     --       133       342      (129)       --
                       -------   -------   -------   -------   -------
 Net operating income,
  net of tax           $ 2,474   $ 2,605   $ 2,265   $ 1,766   $ 1,106
                       =======   =======   =======   =======   =======
 Per Common Share:
 Book value            $  7.86   $  7.84   $  7.84   $  7.01   $  6.81
  Effect of intangible
   assets                (1.82)    (1.84)    (1.70)    (1.18)    (1.19)
                       -------   -------   -------   -------   -------
 Tangible book value   $  6.04   $  6.00   $  6.14   $  5.83   $  5.62
                       =======   =======   =======   =======   =======
 Net income, basic     $  0.14   $  0.13   $  0.28   $  0.15   $  0.09
  Effect of extra-
   ordinary and non-
   recurring items,
    net of tax              --      0.02     (0.13)    (0.01)       --
                       -------   -------   -------   -------   -------
 Net operating income,
  basic                $  0.14   $  0.15   $  0.15   $  0.14   $  0.09
                       =======   =======   =======   =======   =======
 Net income, diluted   $  0.14   $  0.13   $  0.28   $  0.15   $  0.09
  Effect of extra-
   ordinary and non-
   recurring items,
   net of tax               --      0.02     (0.14)    (0.01)       --
                       -------   -------   -------   -------   -------
 Net operating income,
  diluted              $  0.14   $  0.15   $  0.14   $  0.14   $  0.09
                       =======   =======   =======   =======   =======

 Supplemental Data                   (Amounts in thousands)
                       --------------------------------------- -------
 Allowance for
  loan losses          $10,103   $10,121   $10,519   $ 9,165   $ 8,866
 Net interest income,
  tax equivalent       $12,022   $11,846   $10,587   $ 9,597   $ 9,161
 Amortization of
  intangibles          $   341   $   334   $   254   $   160   $   182
 Gain on sales of
  available-for-sale
  securities, net      $    --   $   117   $    --   $    --   $    --
 Gain on foreclosed
  and repossessed
  property and
  premises and
  equipment            $  (100)  $   (45)  $   (61)  $  (190)  $   (86)
 Losses on foreclosed
  and repossessed
  property and
  premises and
  equipment            $    11   $    69   $    28   $    18   $    33
 Write-downs on
  foreclosed and
  repossessed property $   200   $   537   $    43   $    (2)  $    62
 Mortgage loan and
  related fees         $   258   $   355   $   419   $   366   $   328

CONTACT:  The First Security Group, Inc.
          Rodger B. Holley, Chairman & CEO
             (423) 308-2080
             rholley@FSGBank.com
          William L. (Chip) Lusk, Jr. EVP & CFO
             (423) 308-2070
             clusk@FSGBank.com